United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 24, 2013, Patrick J. Bagley and John W. Rollins, Jr. were re-elected as directors by our stockholders. Directors whose terms of office continued after the meeting were Kenneth K. Chalmers, Denis McGlynn, Jeffrey W. Rollins, R. Randall Rollins, Richard K. Struthers and Henry B. Tippie.

Nominee	Votes For	Votes Withheld	Shares Not Voted
Election of Patrick J. Bagley	194,921,993	833,224	7,836,381
Election of John W. Rollins, Jr.	194,930,979	824,238	7,836,381

Additionally, the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders was approved, on an advisory basis, by our stockholders with 193,684,224 votes for, 784,732 votes against, 1,724,333 votes abstained and 7,398,309 shares not voted.

Our stockholders also approved the option of “Once Every Three Years” as the frequency with which stockholders are provided an advisory vote on executive compensation with 5,170,116 votes for “Once Every Year,” 211,897 votes for “Once Every Two Years,” 189,081,759 votes for “Once Every Three Years,” 1,729,517 votes abstained and 7,398,309 shares not voted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 25, 2013